EXHIBIT 10.64

AGREEMENT

This Agreement (“Agreement”) is made on August 31, 2018 by and between Modal Manufacturing, LLC (“Modal”), a Florida limited liability company, with its principal place of business at 10190 Riverside Drive, Suite 103, Palm Beach Gardens, FL 33410 and CPM Medical Consultants, LLC a Texas limited liability company (“Stocking Distributor”) with its principal place of business at: 1565 North Central Expressway, 2nd Floor, Richardson, Texas 75080.

Recitals

WHEREAS, Modal is a manufacturer of orthopedic implants and related medical devices manufactured and/or sold by Modal and other manufacturers (“Other Manufacturers”).

WHEREAS, Modal and Stocking Distributor wish to memorialize the terms and conditions pursuant to which Stocking Distributor shall have the right to promote, market, and solicit orders for the purchase and use of Modal products on behalf of Modal;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

Terms

1.Appointment as Stocking Distributor. Effective on the date set forth above, Modal hereby grants Stocking Distributor the non-exclusive right to promote the sale of products distributed by Modal manufactured by Modal or sold under the Modal trademark (hereinafter “Modal Products”) or products manufactured by Other Manufacturers or sold under other trademarks (“Other Products”).

2.Nature of Relationship.

(a)Stocking Distributor acknowledges, understands, and agrees that it will be acting as a sales representative for Modal, although Modal periodically refers to its representatives as “stocking Distributors” or “sub-stocking Distributors”. Modal shall sell initial sets to Stocking Distributor at the price listed in Exhibit A, and the quota purchased by the Stocking Distributor is listed in Exhibit B. The payment terms for the initial purchase of sets shall be according to the terms of the individual invoices. Modal shall bill Stocking Distributor the prices for replenishments according to the prices listed in Exhibit B. Payment terms shall be net forty-five (45) days or as agreed to in writing by both parties.

(b)Stocking Distributor further acknowledges, understands and agrees that he/she is an independent contractor and not an employee of Modal. Stocking Distributor is not authorized to transact business, incur any obligations in the name of or for the account of Modal, and shall not make any promise, warranty or representation with respect to Modal Products or Other Products or any other matter on Modal or Other Manufacturer’s behalf. Stocking Distributor will not be deemed an agent of Modal for any purpose whatsoever, and neither Stocking Distributor nor any of its agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of Modal. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court as provided in Paragraph 21 of this Agreement.

3.Stocking Distributor agrees to use his/her best efforts to promote the sale of Modal Products on behalf of Modal. It is understood and agreed that Modal, in its sole discretion, shall determine what products constitute Modal Products or Other Products and such determination may be changed by Modal from time to time in its sole discretion.

4.Acceptance, Merger, Integration, and Modification. Stocking Distributor’s acceptance of this Agreement is limited exclusively to the acceptance of the terms and conditions set forth in this Agreement only. This Agreement, which includes all the terms and conditions hereunder, and any exhibits, manuals, policies, riders, and/or ancillary agreements attached hereto or incorporated herein, is intended to be the exclusive and final statement of the terms and understandings relative to the subject matter hereof, merging herein and superseding all prior negotiations and prior written or oral agreements between the parties as to the subject matter of this Agreement and the parties’ relationship. In the event there is a conflict between this Agreement and any materials incorporated hereto or herein by reference, the terms of this Agreement shall prevail.

5.Term. It is agreed and understood that the term of this Agreement shall be perpetual and shall establish a perpetual obligation between the parties, except for Stocking Distributor’s failure to pay any indebtedness to Modal when due, and upon such occurrence, Modal may terminate this Agreement immediately. Notwithstanding the foregoing, the Stocking Distributor shall have a cure period of up to thirty (30) days to pay any indebtedness due to Modal under this Agreement.

6.Remedies in the Event of Default or Termination. In the event of default by Stocking Distributor and/or termination for cause under the preceding Paragraph 5, Modal shall, in addition to any and all remedies at law or in equity, be afforded all of the remedies of a secured party under the Uniform Commercial Code of the State of Texas. In the event of a default and/or termination for cause, Modal may, in addition to pursuing any of the remedies provided by law, equity or as set forth in this Agreement, refuse to provide any Modal Products, Other Products or services under this Agreement or otherwise and may immediately cancel this Agreement and any pending orders without liability to Stocking Distributor. Moreover, in the event of default and/or termination, with or without cause, Modal may immediately, without notice or demand, declare all debt or payments due it, (for inventory, instruments or otherwise) including any principal balance remaining unpaid and all unpaid interest thereon, immediately due and payable in full, and may further offset any amounts due for commission or otherwise to satisfy the accelerated indebtedness due Modal. To the fullest extent permitted by law, Modal’s rights and remedies under this Agreement and otherwise shall be cumulative and not exclusive.

7.Confidential Information. Stocking Distributor recognizes that, because of the nature of Modal’s business, Stocking Distributor will, during the term of this Agreement, become acquainted with Modal’s customers and will be given access to certain Confidential Information (as hereinafter defined) related to Medal’s customers and to certain other valuable proprietary information of a confidential nature which is developed, compiled and utilized by Modal in its business. Stocking Distributor shall not, during the term of this Agreement or thereafter, disclose any item of Confidential Information of Modal to any third party or use any such item for Stocking Distributor’s benefit or for the benefit of any third party without the prior written consent of Modal, until such time as such Confidential Information shall have properly become known to the general public. For purposes of this Agreement, the term “Confidential Information” shall mean and refer to, without limitation, (a) any information or documentation maintained as confidential or secret, or of a trade secret or confidential nature which is required to be maintained as such for continued success of the business of Modal or (b) any information identifying the customers to whom Modal sells its products, including but not limited to product or customer requirements, customer needs, customer idiosyncrasies, customer preferences or practices, pricing information, discount schedules and related information.

8.Allocation of Modal Products and Other Products. Stocking Distributor understands that Modal Manufacturing, Other Manufacturers and/or Modal supply products to numerous stocking distributors and face fluctuations in the demand for products, and that there are a variety of factors which Modal, Modal Manufacturing and Other Manufacturers may properly take into account in allocating products to their respective stocking distributors. Modal reserves the right to allocate products among its stocking distributors in whatever manner it deems in its sole discretion to be in its best interests. In no event shall Modal be liable to Stocking Distributor for any loss of profits, loss of business, expenses or costs arising from or alleged to arise from any failure to supply or delay in supplying Modal Products and Other Products to Stocking Distributor, or for any consequential, contingent, incidental or special damages caused or alleged to be caused from such failure or delay.

9.Assignment.

(a)No Right of Assignment. It is further understood and agreed that this is an agreement for Stocking Distributor’s personal services and that Stocking Distributor does not have the authority to assign any rights or obligations hereunder to any other person; provided, however, that Stocking Distributor may retain the services of sales associates, clerical personnel and other employees to effect the purposes of this Agreement.

(b)Modal’s Right of Assignment. Notwithstanding any provision to the contrary, Stocking Distributor agrees that Modal, in its sole discretion, has the authority to assign its rights and obligations under this Agreement and this Agreement shall inure to the benefit of Modal successors and assigns.

10.Limitation of Liability and Waiver of Punitive Damages.

(a)Limitation of Modal’s Liability. To the fullest extent permitted by law, Modal’s entire liability, if any, for any controversy, action, cause of action, demand, claim, or dispute (in tort, contract or otherwise), is limited solely to the amount of commission earned by Stocking Distributor during the six (6) month period immediately preceding the commencement of dispute resolution proceedings (described more fully in Paragraph 15), or the amount of actual compensatory damages, whichever is the lesser amount. Notwithstanding the foregoing, Modal shall not, in any event, be liable for indirect, special, incidental or consequential damages; lost profits; damage to business reputation or business interruption, arising under, or as a result of the breach of this Agreement or otherwise. The limitation of liability set forth herein does not affect any other provision of this Agreement and creates no substantive rights of action against Modal.

(b)Mutual Waiver of Punitive Damages and Claims. To the fullest extent permitted by law, the parties waive and relinquish any and all claims, actions or causes of action, whether present, future or contingent, for exemplary, statutory or punitive damages in excess of compensatory damages, regardless of whether such claims now exist, or shall arise in the future.

11.Dispute Resolution.

(a)Scope. Any controversy, demand, claim, dispute, action, cause of action arising from or in any way connected with this Agreement, the breach, termination or invalidity thereof, or the stocking distributor relationship between or among the parties, whether in tort, contract or otherwise, including, but not limited to, all fraud claims, statutory claims, claims under any dealer or franchise act, antitrust claims, or any other civil claims or causes of action of any kind or nature (collectively referred to as a “dispute”), arising at any time, shall be fully and finally resolved according to the dispute resolution procedures set forth in this Paragraph 15, which are the sole and exclusive procedures for the resolution of any and all disputes.

(b)Governing Law. This Agreement shall be governed by the laws of the State of Texas and, subject to the provisions of this Paragraph 15, there shall be no provision preventing either party from seeking redress in a court of competent jurisdiction, with an agreed upon venue of Collin County, Texas. The prevailing party shall be entitled to recover their costs and a reasonable attorneys’ fee.

(c)Mediation. As a condition precedent to the commencement of any legal action, the Parties shall in good faith first attempt to resolve any dispute or disagreement using mediation. The mediation shall be commenced and held in accordance with the American Arbitration Association (“AAA”) Commercial Dispute Resolution Procedures, in effect at the time of the request for mediation. The AAA shall administer the mediation, including the selection and appointment of the mediator, which shall be in accordance with the AAA Rules, provided however, that the mediator appointed must possess at least five (5) years of full or part-time experience as a commercial mediator. Unless otherwise agreed upon by the Parties, the meditation conference shall be held in Collin County, Texas.

Upon the appointment of the mediator, the mediator and the parties shall determine the date, time and length of the mediation conference. The AAA is not limited to any geographical area or mediator fee range with respect to the source of a neutral mediator. The mediation conference shall be held within ninety (90) days of the date of appointment of the mediator. In the event that the mediation conference is not commenced within this ninety (90) day period, any Party is free to commence a legal action.

The fees, costs and expenses of the mediator and the AAA’s administration of the mediation process shall be borne equally by the parties. Each party shall be responsible for paying its own attorneys’ fees, costs and expenses of the mediation process.

(d)Confidentiality. The parties shall treat all aspects of the dispute resolution proceedings including without limitation, discovery, testimony and other evidence, briefs and any resulting settlement as strictly confidential. In the event of litigation, the parties agree that they will enter into an agreed confidentiality and protective order that shall govern the handling of all confidential and trade secret materials. No disclosures relating to the dispute resolution procedures shall be made unless required by law.

12.Notification of Product Complaints. In the event Stocking Distributor receives notice of a complaint or claim relating to Modal, Modal Products or Other Products, Stocking Distributor shall promptly notify Modal of such complaint and cooperate with Modal in any inquiry, investigation, discussion, negotiation, mediation or resolution of such complaint.

13.Indemnification by Modal. Modal agrees to defend, indemnify and hold Stocking Distributor harmless from and against any and all claims, damages and expenses, including costs and attorneys’ fees, arising from or alleged to arise from: (a) a material breach of this Agreement by Modal, or (b) the sole negligence of Modal; provided, however, that the foregoing indemnification excludes any injury or liability for bodily injury or property damage resulting from alleged deficiencies, defects or labeling of Modal Products and Other Products which do not result from Medal’s sole negligence and from claims arising from or alleged to arise from the joint, several or contributory negligence of Modal and Stocking Distributor.

14.Indemnification by Stocking Distributor. Stocking Distributor agrees to defend, indemnify and hold harmless Modal, its officers, agents, employees, successors, and corporate affiliates from and against any and all claims, damages, and expenses, including costs and attorneys’ fees, arising from or alleged to arise from: (a) any breach by Stocking Distributor of any term or condition in this Agreement; (b) any act or omission of Stocking Distributor including all acts or omissions in connection with the operation of Stocking Distributor’s business or the performance of Stocking Distributor’s obligations under this Agreement; or (c) Stocking Distributor’ s misrepresentation, mishandling, alteration, modification, misuse or repackaging of Modal Products and Other Products after receipt of same from Modal. The foregoing indemnification shall apply whether such claim, damage or expense is or is alleged to be caused in part by Modal’s joint, several or comparative negligence, by Modal’s breach of contract or warranty; or any breach of duty by Modal, or as a result of Modal’s strict or other product liability.

15.Notices. All notices required to be given under the terms of this Agreement or which either of the parties may desire to give hereunder shall be in writing and shall be deemed to be given when personally delivered or sent by United States mail, postage prepared, to the parties at the addresses set forth in the preamble of this Agreement, or to such other persons or addresses as either party shall furnish to the other in writing.

16.Severability. Should any part of this Agreement be declared invalid or illegal by a court or other competent authority having jurisdiction over the matter and any party thereto, such decision shall not affect the validity of the remaining portion hereof and shall remain in full force and effect as if the invalid portion were never a part of this Agreement when it was executed.

17.Reasonableness of Terms. Modal and Stocking Distributor stipulate and agree that the terms and covenants contained in this Agreement are fair and reasonable in all respects,

including the time periods and geographical coverage, and that the restrictions contained herein are designed for the reasonable protection of Modal’s business and to ensure that Stocking Distributor does not engage in unfair competition with Modal. In the event that a court of competent jurisdiction determines that any of the terms or provisions of this Agreement are unreasonable, the court may limit the application of any provision or term, or modify any provision or term, and proceed to enforce the Agreement as so limited or modified.

18.Waiver of Breach. The waiver or failure of either party to exercise in any respect any right provided for under this agreement shall not be deemed to be a waiver of any future right hereunder.

19.Governing Law. This Agreement (including, but not limited to, the validity, performance, interpretation and enforcement thereof), our relationship established thereunder, and any dispute between us shall be governed by and subject to the internal laws (exclusive of conflicts of law provisions) and decisions of the courts of the State of Texas.

20.Headings. The headings used herein are for convenience only and do not limit or expand the contents of this Agreement.

Modal Manufacturing, LLC By: Overlord Modal 51, LLC a Texas limited liability company Its: Member By: MedTech Family Trust Dated October 1, 2014 a Texas situs trust Its: Manager By: Its:	STOCKING DISTRIBUTOR MEDICAL CONSULTANTS, LLC By: Its:

EXHIBIT 10.64

EXHIBIT A
Pricing

The Stocking Distributor’s pricing will be 33% over Modal’s cost. The Stocking Distributor shall pay 50% of the cost of the product upon delivery of the order and the remaining 50% shall be due forty-five (45) days after delivery of the product.

EXHIBIT B
Quota

The Stocking Distributor agrees to purchase a minimum of $1,000,000 per year from Modal.